Pioneer Announces Third Quarter 2012 Results

Quarterly revenue grows 7.2% and
non-GAAP EPS increases 30% versus 3Q 2011

Fort Lee, NJ – November 14, 2012 – Pioneer Power Solutions, Inc. (OTCBB: PPSI) (“Pioneer” or the “Company”), a manufacturer of specialty electrical equipment for applications in the utility, industrial and commercial segments of the electrical transmission and distribution industry, announced its results for the third quarter and nine months ended September 30, 2012.

Third Quarter 2012 Highlights

•	Revenue of $19.2 million, up 7.2% from $17.9 million in Q3 2011

•	Gross margin of 21.9% of revenue, compared to 21.3% for the same period in the prior year

•	Adjusted EBITDA of $1.6 million, compared to $1.2 million in Q3 2011

•	Non-GAAP diluted EPS from continuing operations of $0.13, up 30% from $0.10 in the comparable prior year period

Nine Months Ended September 30, 2012 Highlights

•	Revenue of $61.4 million, up 22.6% from $50.1 million during the first nine months of 2011

•	Gross margin of 22.1%, compared to 23.3% for the same period in the prior year

•	Adjusted EBITDA of $5.4 million, compared to $4.6 million in the first three quarters of 2011

•	Non-GAAP diluted EPS from continuing operations of $0.46, compared to $0.42 in the comparable prior year period

Nathan Mazurek, Pioneer’s Chairman and Chief Executive Officer, commented “We are very pleased with the outcome of the third quarter. Pioneer continues to meet its revenue and profit growth objectives despite uncertainty in the overall economy.” Mr. Mazurek also noted that due to a customer request to delay shipment of a large order from September to October, fourth quarter results will be particularly strong as compared to last year.

Results for Three Months and Nine Months Ended September 30, 2012

Revenue

For the three months ended September 30, 2012, consolidated revenue increased by $1.3 million, or 7.2%, to $19.2 million, up from $17.9 million during the three months ended September 30, 2011. Approximately $1.0 million of the revenue increase reflects growth of our dry-type transformer products which increased 10.3% on a year-over-year basis. This growth was led by our OEM sales channels in the U.S. and Canada, which includes shipments of medium voltage transformers, combined with modest increases in our brand label and Canadian distribution volume. Revenue from our liquid-filled transformer products increased by 3.3% during the three months ended September 30, 2012 on stable demand from key utility and industrial customers.

For the nine months ended September 30, 2012, consolidated revenue increased by $11.3 million, or 22.6%, to $61.4 million, up from $50.1 million during the nine months ended September 30, 2011. Approximately $4.2 million of the increase reflects growth in the transformer businesses we have owned for more than one year. The remaining $7.1 million increase resulted from an additional six months of operations for the dry-type transformer business we acquired in July 2011. Excluding the effect of this acquisition, revenue from our dry-type transformer products increased $5.2 million, or 24.3%, on a year-over-year basis, while revenue from our liquid-filled transformer products decreased by approximately $1.0 million, or 3.6%, on a year-over-year basis.

Gross Margins

For the three months ended September 30, 2012, gross margin percentage increased to 21.9% of revenues, compared to 21.3% during the three months ended September 30, 2011. The 0.6% increase in gross margin primarily reflects improvement in our dry-type transformer products which benefited from increased production throughput and sales of higher-margin, engineered-to-order units. Gross margin percentage for liquid-filled transformer products also increased during the three months ended September 30, 2012, primarily due to favorable product mix, and represented approximately one-third of the overall increase in our gross margin percentage.

For the nine months ended September 30, 2012, gross margin percentage decreased to 22.1% of revenues, compared to 23.3% during the nine months ended September 30, 2011. The 1.2% decrease in gross margin was due to growth in dry-type transformer sales which represented 55% of consolidated revenue during the nine months ended September 30, 2012, as compared to only 43% of revenues during the same period of 2011. Gross margin percentage for liquid-filled products remained stable during the first nine months of 2012, while our average gross margin percentage on dry-type products declined by 1.4%. The decline in dry-type margin resulted from increased sales of our less profitable designs, principally catalogue products sold through our distribution network to commercial construction customers, outpacing increases in sales of custom-engineered dry-type products.

Earnings from Continuing Operations and Earnings Per Diluted Share

We generated earnings from continuing operations of $0.2 million and $1.9 million during the three and nine month periods ended September 30, 2012, respectively, as compared to $0.3 million and $1.9 million during the three and nine month periods ended September 30, 2011. Earnings from continuing operations benefitted from higher operating income on increased sales for the reasons described above, partially offset by increased interest expense, a one-time non-cash income tax charge and the effect of a higher effective income tax rate. Earnings from continuing operations per basic and diluted share were $0.04 and $0.33 for the three and nine month periods ended September 30, 2012, respectively, as compared to $0.05 and $0.32 for the three and nine month periods ended September 30, 2011.

Earnings on a non-GAAP basis, which we define as net earnings from continuing operations before amortization of acquisition-related intangibles, stock-based compensation, non-recurring acquisition costs, and other unusual gains or charges, were $0.8 million and $2.7 million during the three and nine month periods ended September 30, 2012, respectively, as compared to $0.6 million and $2.5 million in the comparable prior year periods. Non-GAAP earnings per diluted share were $0.13 and $0.46 for the three and nine month periods ended September 30, 2012, respectively, as compared to $0.10 and $0.42 per diluted share during the same periods of 2011. Please refer to the financial tables included below for a reconciliation of GAAP to non-GAAP results.

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. is a manufacturer of specialty electrical equipment and provides through its three operating subsidiaries, Pioneer Transformers Ltd., Jefferson Electric, Inc. and Bemag Transformer Inc., a broad range of custom-engineered and general purpose electrical transformers for applications in the utility, industrial and commercial segments of the electrical transmission and distribution industry. The Company is headquartered in Fort Lee, New Jersey and operates from six additional locations in the U.S., Canada and Mexico for manufacturing, centralized distribution, engineering, sales and administration. To learn more about Pioneer, please visit our website at www.pioneerpowersolutions.com.

For more information regarding Pioneer's financial performance during the third quarter ended September 30, 2012, please refer to the Form 10-Q filed with the Securities and Exchange Commission on November 14, 2012.

Forward-looking Statements:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company’s ability to expand its business through strategic acquisitions, (ii) the Company’s ability to integrate acquisitions and related businesses, (iii) the fact that many of the Company’s competitors are better established and have significantly greater resources, and may subsidize their competitive offerings with other products and services, which may make it difficult for the Company to attract and retain customers, (iv) the Company’s dependence on Hydro-Quebec Utility Company and Siemens Industry, Inc. for a large portion of its business, and the fact that any change in the level of orders from Hydro-Quebec Utility Company or Siemens Industry, Inc. could have a significant impact on the Company’s results of operations, (v) the potential loss or departure of key personnel, including Nathan J. Mazurek, the Company’s Chairman, President and Chief Executive Officer, (vi) the fact that fluctuations between the U.S. dollar and the Canadian dollar will impact the Company’s revenues, (vii) the Company’s ability to generate internal growth, (viii) market acceptance of existing and new products, (ix) operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material, labor or overhead cost increases, interest rate risk and commodity risk, (x) restrictive loan covenants or the Company’s ability to repay or refinance debt under its credit facilities that could limit the Company’s future financing options and liquidity position and may limit the Company’s ability to grow its business, (xi) general economic and market conditions in the electrical equipment, power generation, commercial construction, industrial production, oil and gas, marine and infrastructure industries, (xii) the impact of geopolitical activity on the economy, changes in government regulations such as income taxes, climate control initiatives, the timing or strength of an economic recovery in the Company’s markets and the Company’s ability to access capital markets, (xiii) the fact that unanticipated increases in raw material prices or disruptions in supply could increase production costs and adversely affect the Company’s profitability, (xiv) the fact that the Company’s Chairman controls a majority of the Company’s combined voting power, and may have, or may develop in the future, interests that may diverge from yours and (xv) the fact that future sales of large blocks of the Company’s common stock may adversely impact the Company’s stock price. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission, including the Company’s Form 10-K filed with the SEC on March 30, 2012. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Howard Gostfrand

American Capital Ventures

305.918.7000

info@amcapventures.com

PIONEER POWER SOLUTIONS, INC.

Consolidated Statements of Earnings
(In thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Revenues	$19,226	$17,927	$61,362	$50,065
Cost of goods sold	15,008	14,110	47,791	38,376
Gross profit	4,218	3,817	13,571	11,689
Operating expenses
Selling, general and administrative	3,216	2,895	9,767	7,991
Foreign exchange (gain) loss	(160)	48	(245)	35
Total operating expenses	3,056	2,943	9,522	8,026
Operating income	1,162	874	4,049	3,663
Interest and bank charges	270	207	699	428
Other expense (income)	39	328	69	769
Earnings from continuing operations before taxes	853	339	3,281	2,466
Provision for income taxes	640	56	1,337	583
Earnings from continuing operations	213	283	1,944	1,883
Loss from discontinued operations, net of income taxes	-	(2,029)	(161)	(2,440)
Net earnings (loss)	$213	$(1,746)	$1,783	$(557)

Earnings from continuing operations per share
Basic	$0.04	$0.05	$0.33	$0.32
Diluted	$0.04	$0.05	$0.33	$0.32

Earnings per common share
Basic	$0.04	$(0.30)	$0.30	$(0.09)
Diluted	$0.04	$(0.29)	$0.30	$(0.09)

Weighted average common shares outstanding
Basic	5,907	5,907	5,907	5,907
Diluted	5,915	5,982	5,910	5,973

PIONEER POWER SOLUTIONS, INC.

Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$83	$1,398
Accounts receivable	11,827	8,172
Inventories	15,421	13,711
Income taxes receivable	70	517
Deferred income taxes	661	753
Prepaid expenses and other current assets	579	421
Current assets of discontinued operations	40	457
Total current assets	28,681	25,429
Property, plant and equipment	10,842	9,983
Noncurrent deferred income taxes	830	679
Other assets	810	300
Intangible assets	5,416	5,585
Goodwill	6,908	6,862
Total assets	$53,487	$48,838

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Bank overdrafts	$966	$-
Accounts payable and accrued liabilities	11,411	11,316
Current maturities of long-term debt and capital lease obligations	9,343	8,870
Income taxes payable	524	445
Current liabilities of discontinued operations	273	554
Total current liabilities	22,517	21,185
Long-term debt and capital lease obligations, net of current maturities	10,394	9,015
Pension deficit	512	569
Noncurrent deferred income taxes	3,238	3,301
Total liabilities	36,661	34,070

Shareholders' Equity
Preferred stock, par value $0.001; 5,000,000 shares authorized; none issued	-	-
Common stock, par value $0.001; 30,000,000 shares authorized; 5,907,255 shares issued and outstanding	6	6
Additional paid-in capital	7,997	7,795
Accumulated other comprehensive income (loss)	(750)	(823)
Retained earnings	9,573	7,790
Total shareholders' equity	16,826	14,768
Total liabilities and shareholders' equity	$53,487	$48,838

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Reconciliation to Non-GAAP Net Earnings and Diluted EPS:
Earnings per share from continuing operations (GAAP Measure)	$0.04	$0.05	$0.33	$0.32
Earnings from continuing operations (GAAP Measure)	$213	$283	$1,944	$1,883
Amortization of acquisition intangibles	71	67	214	175
Stock-based compensation expense	69	64	202	190
Non-recurring acquisition and reorganization costs	-	258	32	282
(Gain) loss on sale of assets	(6)	-	(8)	-
Withdrawn financing transaction costs	45	70	45	487
Non-recurring tax (recoveries) non-cash charges, net	411	-	411	(130)
Tax effects	(38)	(155)	(122)	(394)
Non-GAAP net earnings	$765	$588	$2,718	$2,493
Non-GAAP net earnings per diluted share	$0.13	$0.10	$0.46	$0.42
Weighted average diluted shares outstanding	5,915	5,982	5,910	5,973

Reconciliation to Adjusted EBITDA:
Earnings from continuing operations (GAAP Measure)	$213	$283	$1,944	$1,883
Interest and bank charges	270	207	699	428
Provision for income taxes	640	56	1,337	583
Depreciation and amortization	394	305	1,124	746
Non-recurring acquisition and reorganization costs	-	258	32	282
(Gain) loss on sale of assets	(6)	-	(8)	-
Withdrawn financing transaction costs	45	70	45	487
EBITDA	1,555	1,179	5,174	4,410
Adjustments to EBITDA:
Stock-based compensation expense	69	64	202	190
Adjusted EBITDA (Non-GAAP Measure)	$1,625	$1,243	$5,376	$4,600

Note: Pioneer has presented non-GAAP measures such as non-GAAP net earnings and Adjusted EBITDA because many of our investors use these non-GAAP measures to monitor the Company's performance. These non-GAAP measures should not be considered as an alternative to GAAP measures as an indicator of the Company's operating performance.

Non-GAAP net earnings is defined by the Company as net earnings before amortization of acquisition-related intangibles, stock-based compensation, non-recurring acquisition costs and reorganization expense, impairments, other unusual gains or charges and any tax effects related to these items. The Company defines adjusted EBITDA as net earnings before interest, income tax expense, depreciation and amortization, non-cash compensation and non-recurring acquisition costs and reorganization expenses and other non-recurring or non-cash items.

Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP to GAAP net income is set forth in the table above.

Amounts may not foot due to rounding.